Exhibit 10.6.1

EXECUTION COPY

SUBSIDIARY GUARANTY

Dated as of September 29, 2006

From

FIRST FINANCIAL MANAGEMENT CORPORATION

as Guarantor

in favor of

THE GUARANTEED PARTIES REFERRED TO HEREIN

SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY dated as of September 29, 2006 made by the FIRST FINANCIAL MANAGEMENT CORPORATION, a Georgia corporation (the “Guarantor”), in favor of Citibank, N.A., as agent for the Guaranteed Parties (as defined below).

PRELIMINARY STATEMENT. The Western Union Company, a Delaware corporation (the “Company”), is party to a Credit Agreement dated as of September 27, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Banks, Issuing Lenders and the Swing Line Bank party thereto, and Citibank, N.A., as Administrative Agent. The Administrative Agent, the Banks, Issuing Lenders and the Swing Line Bank are collectively, the “Guaranteed Parties”. The Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Loans and the issuance of Letters of Credit under the Credit Agreement from time to time that the Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Parties to make Loans and to issue Letters of Credit under the Credit Agreement from time to time, the Guarantor, hereby agrees as follows:

Section 1. Guaranty; Limitation of Liability. (a) The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Company now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Guaranteed Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to any Guaranteed Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b) The Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Guaranteed Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of the Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Guaranteed Parties and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the obligations of the Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

Section 2. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of the Company under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and, to the extent permitted by applicable law, the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following (other than payment in full of the Guaranteed Obligations as qualified by the last sentence of this Section 2):

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of the Company under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Company or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of the Company under the Loan Documents or any other assets of the Company or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of the Company or any of its Subsidiaries;

(f) any failure of any Guaranteed Party to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company now or hereafter known to such Guaranteed Party (the Guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information);

(g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Guaranteed Party that might otherwise constitute a defense available to, or a discharge of, the Company or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

Section 3. Waivers and Acknowledgments. To the extent permitted by applicable law: (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral.

(b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Guaranteed Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder.

(d) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Guaranteed Party to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any of its Subsidiaries now or hereafter known by such Guaranteed Party.

(e) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

Section 4. Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Company or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Guaranteed Party against the Company or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to a Termination Event (as defined below), or if no Termination Event shall have occurred, the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit shall be received and held in trust for the benefit of the Guaranteed Parties, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to any Guaranteed Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) (A) the Termination Date shall have occurred and all Letters of Credit shall have expired or been terminated or (B) a Termination Event shall have occurred, the Guaranteed Parties will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

Section 5. Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by the Guarantor under or in respect of this Guaranty or any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes. If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Loan Document to any Guaranteed Party, (i) the sum payable by the Guarantor shall be increased as may be necessary so that after the Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5), such Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make all such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) The obligations of the Guarantor under this Section are subject in all respects to the limitations, qualifications and satisfaction of conditions set forth in Section 2.15 of the Credit Agreement. Without limitation of the foregoing, the Guaranteed Parties are subject to the obligations set forth in Section 2.13 of the Credit Agreement to the same extent as if set forth herein.

Section 6. Representations and Warranties. The Guarantor hereby makes each representation and warranty made in the Credit Agreement by the Company with respect to the Guarantor and the Guarantor hereby further represents and warrants as follows:

(a) The Guarantor has the corporate power and authority, and the legal right, to make, deliver and perform this Guaranty and has taken all necessary corporate action to authorize its obligations hereunder on the terms and conditions of this Guaranty and to authorize the execution, delivery and performance of this Guaranty. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (except as have been obtained or made) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty. This Guaranty has been duly executed and delivered on behalf of the Guarantor. This Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) The execution delivery and performance of this Guaranty will not violate any Requirement of Law or Contractual Obligation of the Guarantor or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

(c) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(d) The Guarantor has, independently and without reliance upon any Guaranteed Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from the Company on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Company.

Section 7. Covenants. The Guarantor covenants and agrees that until a Termination Event occurs (or if no Termination Event shall have occurred, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Bank shall have any Commitment), the Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Credit Agreement on its or their part to be performed or observed or that the Company has agreed to cause the Guarantor or such Subsidiaries to perform or observe.

Section 8. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Banks (other than any Bank that is, at such time, a Defaulting Bank), (a) reduce or limit the obligations of the Guarantor hereunder, release the Guarantor hereunder or otherwise limit the Guarantor’s liability with respect to the Obligations owing to the Guaranteed Parties under or in respect of the Loan Documents except as provided in the next succeeding sentence, (b) postpone any date fixed for payment hereunder or (c) change the number of Guaranteed Parties or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Loans or (z) the aggregate LOC Obligations that, in each case, shall be required for the Guaranteed Parties or any of them to take any action hereunder. Upon (x) the sale or other disposition of the Guarantor to the extent permitted in accordance with the terms of the Credit Agreement, (y) the Guarantee Triggering Amount being reduced to equal to or less than the greater of $300,000,000 or 15% of Consolidated Net Worth or (z) a consolidation or merger of the Guarantor with or into the Company (any such event being a “Termination Event”), the Guarantor shall be automatically released from this Guaranty.

Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered to it, if to the Guarantor, addressed to it in care of the Company at the Company’s address specified in Section 9.2 of the Credit Agreement, if to any Agent or any other Guaranteed Party, at its address specified in Section 9.2 of the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

Section 10. No Waiver; Remedies. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11. Right of Set-off. In addition to any rights and remedies of the Guaranteed Parties provided by law, if an Event of Default has occurred and is continuing, each Guaranteed Party and each of its Affiliates shall have the right, without prior notice to the Guarantor, any such notice being expressly waived by the Guarantor to the extent permitted by applicable law, upon any amount becoming due and payable by the Guarantor hereunder to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Guaranteed Party, any of its Affiliates or any branch or agency thereof to or for the credit or the account of the Guarantor. The aforesaid right of set-off may be exercised by such Guaranteed Party and each of its Affiliates against the Guarantor or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Guarantor, or against anyone else claiming through or against the Guarantor or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Guaranteed Party or its Affiliates prior to the occurrence of any Event of Default. Each Guaranteed Party agrees promptly to notify the Guarantor and the Administrative Agent after any such set-off and application made by such Guaranteed Party or its Affiliates, provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 12. Indemnification. (a) Without limitation on any other obligations of the Guarantor or remedies of the Guaranteed Parties under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Guaranteed Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

(b) The Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantor or any of its Affiliates or any of their respective officers, directors, employees, agents and advisors, and the Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Loans or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

(c) Without prejudice to the survival of any of the other agreements of the Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of the Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

Section 13. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the occurrence of a Termination Event, or if no Termination Event shall have occurred, the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Guaranteed Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Guaranteed Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, in each case as and to the extent provided in Section 9.6 of the Credit Agreement. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Guaranteed Parties.

Section 14. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

Section 15. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty in the courts of any jurisdiction.

(c) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF ANY GUARANTEED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

FIRST FINANCIAL MANAGEMENT CORPORATION

By	/s/ Rajesh Agrawal
Title:	Senior Vice President and Treasurer

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